                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                         Three Months Ended
                                                              March 31,
                                                    ----------------------------
                                                        1996            1995
                                                    -----------     ------------

Primary Earnings Per Share:
Computation for Statements of Income:
  Net income. . . . . . . . . . . . . . . . . . .   $    13,727     $     5,210
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . . . . .           -                -
                                                    -----------     -----------
  Net income applicable to common stock . . . . .   $    13,727     $     5,210
                                                    ===========     ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . . . . .    45,580,812      45,165,959
  Assumed exercise of stock options and
  warrants (a). . . . . . . . . . . . . . . . . .     4,128,841             -
                                                    -----------     -----------
  Weighted average number of common shares
  outstanding as adjusted . . . . . . . . . . . .    49,709,653      45,165,959
                                                    ===========     ===========
Primary earnings per common share:

  Net income. . . . . . . . . . . . . . . . . . .   $      0.28     $      0.12
                                                    ===========     ===========
  Net income. . . . . . . . . . . . . . . . . . .                   $     5,210
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . . . . .                         1,168
                                                                    -----------
  Net income applicable to common stock . . . . .                   $     6,378
                                                                    ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . . . . .                    45,165,959
  Assumed exercise of stock options and
    warrants (a). . . . . . . . . . . . . . . . .                     2,787,975
                                                                    -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . . . . .                    47,953,934
                                                                    ===========
Primary earnings per common share:
  Net income. . . . . . . . . . . . . . . . . . .                   $      0.13 (b)
                                                                    ===========

                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (in thousands except per share amount)         Exhibit 11.1

                                                           Three Months Ended
                                                                 March 31,
                                                       ---------------------------
                                                           1996            1995
                                                       -----------     -----------

Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Net income. . . . . . . . . . . . . . . . . . .      $    13,727     $     5,210
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . . . . .              -             1,097
                                                       -----------     -----------
  Net income applicable to common stock . . . . .      $    13,727     $     6,307
                                                       ===========     ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . . . . .       45,580,812      45,165,959
  Assumed exercise of stock options and
    warrants (a). . . . . . . . . . . . . . . . .        5,076,824       2,787,975
                                                       -----------     -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . . . . .       50,657,636      47,953,934
                                                       ===========     ===========

Fully diluted earnings per common share:
  Net income. . . . . . . . . . . . . . . . . . .      $      0.27     $      0.13
                                                       ===========     ===========



(a)      The stock options and warrants are included only in the
           periods in which they are dilutive.

(b)      The calculation is submitted in accordance with Regulation
           S-K Item 601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.